                                                              EXHIBIT 99.7
                          NOTICE OF GUARANTEED DELIVERY

                                       for

                         SUBSCRIPTION RIGHT CERTIFICATES

                                    issued by

                           NATIONAL MERCANTILE BANCORP


          This form, or one substantially equivalent hereto, must be used to exercise Rights pursuant to the Rights offering described in the Prospectus dated __________, 1997 (the "Prospectus") of National Mercantile Bancorp, a California corporation (the "Company"), if a holder of Rights cannot deliver the Subscription Right Certificate(s) evidencing Rights (the "Subscription Right Certificate(s)"), to the Subscription Agent listed below (the "Subscription Agent") at or prior to 5:00 p.m. California time on __________, 1997, unless extended by the Company, to a time not later than 5:00 p.m., California time, on __________, 1997 (in either case, the "Expiration Time"). This form must be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent and must be received by the Subscription Agent at or prior to the Expiration Time. Properly completed and executed Subscription Right Certificate(s) relating to this Notice of Guaranteed Delivery must be received by the Subscription Agent within two (2) business days following the date of this Notice of Guaranteed Delivery. See "The Rights Offering -- Exercise of Rights" in the Prospectus. Payment of the Subscription Price of $1.10 per share for each Underlying Perferred Share subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent in the manner specified in the Instructions as to Use of Subscription Right Certificates at or prior to the Expiration Time even if the Subscription Right Certificate evidencing such Right is being delivered pursuant to the procedure for guaranteed delivery thereof.


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

                           THE SUBSCRIPTION AGENT IS:
                         U.S. STOCK TRANSFER CORPORATION
                              General Information:
                                 (800) 835-8775

          By Mail:                     Facsimile Transmission                   By Hand or
U.S. Stock Transfer Corporation            Copy numbers:                    Overnight Courier:
1745 Gardena Avenue, Suite 200            (818) 502-0674             U.S. Stock Transfer Corporation
      Glendale, CA 91204                                             1745 Gardena Avenue, Suite 200
                                                                           Glendale, CA 91204

          DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN THAT SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

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

Ladies and Gentlemen:

          The undersigned hereby represents that he or she is the holder of Subscription Right Certificate(s) representing ____ Rights and that such Subscription Right Certificate(s) cannot be delivered to the Subscription Agent at or before 5:00 p.m., California time on __________, 1997, or such later time to which the Rights offering has been extended by the Company to a time not later than 5:00 p.m. California time, on __________, 1997 (in either case, the "Expiration Time"). Upon the terms and subject to the conditions set forth in the Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise (i) the Basic Subscription Privilege to subscribe for one share of Preferred Stock per Right with respect to _____ Rights represented by such Subscription Right Certificate and (ii) the Oversubscription Privilege, to the extent that Excess Underlying Shares (as defined in the Prospectus) are available therefor, for an aggregate of up to ____ Excess Underlying Shares. The undersigned understands that payment of the Subscription Price of $1.10 per share for each share of Preferred Stock subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege must be received by the Subscription Agent at or before the Expiration Time, and represents that such payment, in the aggregate amount of $________, either (check appropriate box(es)):

          [_] is being delivered to the Subscription Agent; or [_] has been delivered separately to the Subscription Agent; and is being or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

          [_] Wire transfer of funds directed to U.S. Stock Transfer Corporation

              Name of transferor institution

              ------------------------------------------------------------------


              Date of transfer

              ------------------------------------------------------------------

              Federal Reference number (if available)

              ------------------------------------------------------------------

          [_] Uncertified check payable to U.S. Stock Transfer Corporation
              (Payment by uncertified check will not be deemed to have been received by the Subscription Agent until such check has cleared. Rights holders paying by such means are urged to make payment sufficiently in advance of the Expiration Time to ensure that such payment clears by such date.)

          [_] Certified check payable to U.S. Stock Transfer Corporation

          [_] Bank draft payable to U.S. Stock Transfer Corporation

          [_] Money order payable to U.S. Stock Transfer Corporation

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

Signature(s)                              Address
            ----------------------------         -------------------------------

                                                                     , 1997
----------------------------------------  ---------------------------


Name(s)
       ---------------------------------  --------------------------------------
             Please Type or Print

                                          --------------------------------------
----------------------------------------           (Include Zip Code)


----------------------------------------  --------------------------------------


(If signature is by a trustee(s),         Area Code and Tel. No.(s)
executor(s), administrator(s),                                     -------------
guardian(s), attorney(s)-in-fact,
agent(s), officer(s), of a corporation    Subscription Right Certificate
or another acting in a fiduciary or       No(s). (if available)
representative capacity, such capacity                         -----------------
must be clearly indicated above.)



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                              GUARANTEE OF DELIVERY
     (NOT TO BE USED FOR SUBSCRIPTION RIGHT CERTIFICATE SIGNATURE GUARANTEE)

The Undersigned, a member firm or a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, guarantees that the undersigned will deliver to the Subscription Agent the Subscription Right Certificate(s) representing the Rights being exercised hereby, with any required signature guarantees and any other required documents, all within 48 hours after the date hereof.

                                      Dated:                           , 1997
------------------------------------        ---------------------------
         (Name of Firm)
                                      Address:
------------------------------------          ---------------------------------
     (Authorized Signature)

------------------------------------  -----------------------------------------
            (Name)                              (Include Zip Code)

------------------------------------  -----------------------------------------
            (Title)                       (Area Code and Telephone Number)

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Right Certificate(s) to the Subscription Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.
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